UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2005

ValueVision Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota		55344-3433
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(952) 943-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.02. Results of Operations and Financial Condition.

On March 28, 2005, we issued a press release discussing our results of operations and financial condition for our fiscal year and fourth fiscal quarter ended January 31, 2005. A copy of the press release is furnished as Exhibit 99.1 hereto.

On May 4, 2005, we issued a press release discussing our results of operations and financial condition for our first fiscal quarter ended April 30, 2005. A copy of the press release is furnished as Exhibit 99.2 hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2005, our board of directors elected to change our fiscal year from the year ending January 31 to a 52/53 week fiscal year ending on the first Saturday in February of each calendar year. This is effective for our current fiscal year, which now ends on February 4, 2006.

We are making this change in order to align our fiscal year more closely to our retail seasonal merchandising plan. The change will also enhance the weekly and monthly comparability of show results relating to our television home-shopping business. We do not expect this change to have a significant impact on our consolidated financial statements.

Item 8.01. Other Events.

On April 29, 2005, our board of directors appointed Frank Elsenbast as our Vice President of Finance and Chief Financial Officer. Previously, Mr. Elsenbast served as our Vice President of Finance and acting Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit.

99.1 Press Release dated March 28, 2005
99.2 Press Release dated May 4, 2005

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.

May 4, 2005	By:	Nathan E. Fagre

Name: Nathan E. Fagre
Title: Senior Vice President, General Counsel & Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 28, 2005
99.2	Press Release dated May 4, 2005